UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2005

VIA NET.WORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29391	84-1412512
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

H. Walaardt Sacrestraat 401-403, 1117 BM Schiphol, Amsterdam, The Netherlands

(Address of principal executive offices)

Registrant’s telephone number, including area code +31 20 502 0000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 12, 2005, VIA NET.WORKS, Inc. (the “Company”) and Claranet Group Limited (“Claranet”), an independent and privately held European internet service provider, amended the Sale and Purchase Agreement dated April 30, 2005 relating to the sale of substantially all of the Company’s assets to Claranet (the “Amended Sale Agreement”).

Pursuant to the Amended Sale Agreement, on July 12, 2005 the Company sold its Amen group of businesses and its U.S., Dutch and Portuguese legacy operations to Claranet Group Limited for $9.3 million, less a portion of  the deposit already paid by Claranet in connection with the Asset Sale (plus interest on such amount), repayment to Claranet of the amounts owed by VIA under the loan facility established on April 30, 2005, including interest, and an amount held as a deferred payment (the “July 12th Sale”). The sale excludes the PSINet Europe operations and VIA’s legacy operations in France, Germany and Spain.  No shareholder approval was necessary for the closing of the July 12th Sale.  Under the Amended Sale Agreement, the remainder of the assets being sold in the Asset Sale are to be sold to Claranet for a purchase price of $17.1 million, subject to shareholder approval and other conditions.  Pro forma financial information regarding the assets sold in the July 12th Sale is provided under Item 9.01 below.

The Company entered into the Amended Sale Agreement because it continues to experience a liquidity problem.  VIA has sought to address its liquidity problem through receipt of the proceeds expected to be received through the Asset Sale, but it cannot complete the Asset Sale without the approval of its stockholders.  To date, stockholders holding only approximately 40% of the outstanding shares have returned proxies regarding the Asset Sale proposal.  Of shareholders who have returned their proxies, approximately 90% have voted in favor of the Asset Sale.  The July 12th Sale and the New Financing Agreement (described below) will enable the Company to continue to operate as it continues to solicit proxies from shareholders in connection with the Special and Annual Meeting to be held on July 22, 2005.

Other key terms of the Amended Sale Agreement are as follows:

•  The Company will sell to Claranet, subject to shareholder approval and other customary closing conditions, all of the Company’s remaining business operations in Europe as well as certain assets pertaining to the Company’s centralized back office and technical support systems, including employee contracts of certain headquarters personal (collectively, the “Remaining Assets”), for cash and the assumption by Claranet of certain of the Company’s liabilities.  The Remaining Assets will consist of substantially all of the remaining assets, properties, and rights of the Company.

•  The aggregate purchase price for the Remaining Assets is $17.1 million.  The overall sale price for the Company’s operation assets in the July 12th Sale and the Remaining Assets to be sold at the closing is still $26.4 million, less certain adjustments, the same price as before the Amended Sale Agreement.  The amount the Company will receive at the closing of the sale of the Remaining Assets will be reduced by the amounts advanced to the Company by Claranet under the $2.5 million facility established under the New Financing Agreement, which is described below.  The purchase price will also be adjusted for any cash transfers made by the subsidiaries being sold by or to the Company’s parent company or any subsidiaries not being sold.  The amounts advanced under the $7.0 million working capital facility established when the original Sale Agreement was signed have been repaid from the proceeds of the July 12th Sale.  This facility has been replaced by the New Financing Agreement.

•  In order to achieve an orderly transition of the ownership of the assets sold in the July 12th Sale, the Company , Claranet and certain of VIA’s subsidiaries entered into a transition services agreement pursuant to which the U.S., Dutch and Portuguese businesses sold to Claranet continue to have the right to use the VIA brand and to receive certain services from the remaining VIA businesses for a period of time following the completion of the sale.  In return, the Company continues to have the right to receive certain services from the sold businesses.

•  Claranet may terminate the Amended Sale Agreement under certain circumstances, including a material breach of the Amended Sale Agreement or financing facility by the Company, a substantial loss of customers or bankruptcy of the Company.  In the event Claranet terminates the Amended Sale Agreement under those circumstances, VIA must (a) pay a break fee of $500,000, (b) reimburse the costs and expenses incurred by Claranet in connection with the transaction up to $250,000, (c) pay back the amounts drawn against the New Financing Agreement, and (d) pay a finance arrangement fee of approximately $375,000.  In the event that the Company terminates the Amended Sale Agreement because of a Claranet default, Claranet must pay a break fee of $500,000 and all amounts drawn against the New Financing Agreement shall be deemed to cease to be outstanding.

In connection with the Amended Sale Agreement, VIA and Claranet’s affiliate Clara.net Holdings Limited (“Claranet Holdings”),  have amended the working capital financing facility (the “New Financing Agreement”).  Pursuant to the New Financing Agreement, the

Company is permitted to draw approximately $2.5 million from Clara.net Holdings.  Clara.net Holdings will make the $2.5 million facility available on August 1, 2005.  The Company is permitted to draw on the facility, subject to the satisfaction to certain financial tests, beginning August 1, 2005.  Funds advanced under the new facility bear interest at a rate of 12% per annum.  All amounts outstanding under the new facility will be deducted from the purchase price in connection with the sale of the Remaining Assets.  The Company will pay Clara.net Holdings an arrangement fee of 12% of the available commitment under the facility from August 1, 2005.  If the closing of the sale of the Remaining Assets has not occurred by the earlier of September 9, 2005 or the date the Amended Sale Agreement is terminated in accordance with its terms, the Company is required to pay Claranet Holdings an arrangement fee of approximately $375,000.

Copies of the Amended Sale Agreement, New Financing Agreement, and the related press release are attached as Exhibits 10.1, 10.2, and 99.1 hereto, respectively, and incorporated herein by reference.

Item 2.01               Completion of Disposition of Assets

See disclosure provided under Item 1.01 with respect to the July 12th Sale.

Item 2.03               Creation of a Direct Financial Obligation

See disclosure provided under Item 1.01 with respect to the Amended Financing Agreement.

Item 9.01               Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following unaudited pro forma consolidated financial information should be read in conjunction with the related notes and with the historical consolidated financial statements of VIA NET.WORKS, Inc. for the year ended December 31, 2004 and for the three months ended March 31, 2005, contained in the definitive proxy statement of VIA NET.WORKS, Inc. dated June 2, 2005, filed with the Securities and Exchange Commission on June 3, 2005.

The unaudited pro forma consolidated financial information is presented for informational purposes only, is based upon estimates by the Company’s management and is not intended to be indicative of actual consolidated results of operations or consolidated financial position that would have been achieved had the transactions or adjustments been consummated as of the date indicated above nor does it purport to indicate results which may be attained in the future.

VIA has entered into an amendment to its agreement with Claranet in connection with the Asset Sale (the “Amended Sale Agreement). Pursuant to the Amended Sale Agreement, on July 12, 2005 VIA sold its Amen group of business and its U.S., Dutch and Portuguese legacy operations to Claranet Group Limited (the “A Group Companies Sale”). Under the Amended Sale Agreement, the remainder of the assets being sold in the Asset Sale (the “B Group Companies Sale) are to be sold to Claranet, subject to shareholder approval and other conditions.

The following unaudited pro forma consolidated balance sheet of VIA NET.WORKS, Inc. and its subsidiaries as of March 31, 2005 and unaudited pro forma income statements of VIA NET.WORKS, Inc. and its subsidiaries for the year ended December 31, 2004 and the three months ended March 31, 2005 are derived from the historical financial statements of VIA NET.WORKS, Inc. for the year ended December 31, 2004, and the historical financial statements for the three months ended March 31, 2005, adjusted to illustrate the effect of the sale of the sale of VIA NET.WORKS (Schweiz) AG and VIA NET.WORKS Services AG (the “VIA Switzerland Sale”) and the effect of the sale of the A and B Group Companies as if these occurred on March 31, 2005 with respect to the pro-forma consolidated balance sheet, and January 1, 2004 with respect to the pro-forma consolidated statement of operations.

VIA NET.WORKS, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)

(In thousands of U.S. dollars, except share data)

	March 31, 2005	VIA Switzerland Sale (2)	A Group Companies Sale (3)	B Group Companies Sale (4)	Pro Forma Balance Sheet

ASSETS
Current assets:
Cash and cash equivalents	$7,797	$2,917	$2,839	$17,543	$31,096
Restricted cash	4,055	—	(1,780)	(2,275)	—
Trade and other accounts receivable, net of allowance	11,666	—	(4,312)	(4,911)	2,443
Other current assets	6,596	—	2,844	(7,551)	1,889

Total current assets	30,114	—	(409)	2,806	35,428
Property and equipment, net	11,146	—	(3,705)	(7,441)	—
Goodwill	40,594	—	(11,372)	(29,222)	—
Intangible assets, net	7,038	—	(3,314)	(3,724)	—
Other non-current assets	503	—	(503)	—	—
Deferred tax asset	14,326	—	(554)	(1)	13,771
Assets of businesses held for sale (1)	3,026	(3,026)	—	—	—

Total assets	$106,747	$(109)	$(19,857)	$(37,582)	$49,199

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,556	—	(4,063)	(9,318)	$3,175
VAT and other taxes payable	710	—	(295)	16	431
Current portion of capital lease obligations and long-term payables	8,811	—	(899)	(213)	7,699
Deferred revenue	12,965	—	(10,625)	(2,340)	—
Accrued expenses	21,709	—	(2,605)	(14,151)	4,953
Deferred tax liability	14,515	—	(344)	(400)	13,771
Other current liabilities	3,152	—	(1,273)	(1,879)	—

Total current liabilities	78,418	—	(20,104)	(28,285)	30,029
Capital lease obligations and long-term payables, less current portion	256	—	—	(189)	67
Deferred tax liability	1,753	—	(805)	(948)	—
Liabilities of businesses held for sale (1)	2,803	(2,803)	—	—	—

Total liabilities	83,230	(2,803)	(20,909)	(29,422)	30,096

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized; no shares issued	—	—	—	—	—
Common stock, $.001 par value; 132,500,000 shares authorized; 62,624,777 shares issued	63	—	—	—	63
Additional paid-in capital	557,907	—	—	—	557,907
Treasury stock, 1,520,789 shares	(1,521)	—	—	—	(1,521)
Accumulated gain (deficit)	(500,296)	1,715	(7,914)	(30,851)	(537,346)
Accumulated other comprehensive gain (loss)	(32,636)	979	8,966	22,691	—

Total stockholders’ equity	23,517	2,694	1,052	(8,160)	19,103

Total liabilities and stockholders’ equity	$106,747	$(109)	$(19,857)	$(37,582)	$49,199

NOTES TO THE PRO FORMA CONSOLIDATED BALANCE SHEET AS AT DECEMBER 31, 2004

(1)           The balance sheet as at March 31, 2005 has been reclassified to show the assets and liabilities for VIA NET.WORKS (Schweiz) AG and VIA NET.WORKS Services AG separately as businesses held for sale.

(2)           The increase of cash and cash equivalents of $2.9 million in the VIA Switzerland Sale is explained by the receipt of the consideration of $2.9 million (CHF 3.5 million). The amount of cash and cash equivalents these subsidiaries held on March 31, 2005 is $0.6 million. It has been assumed that the cash and cash equivalents held by VIA NET.WORKS (Schweiz) AG and VIA NET.WORKS Services AG, or the VIA Swiss Companies, as at March 31, 2005 was transferred to buyer and removed from cash and cash equivalents of the VIA NET.WORKS, Inc. The actual cash and cash equivalents balance on the date of the VIA Switzerland Sale, April 1, 2005, which was transferred to buyer and removed from cash and cash equivalents, was $0.6 million. Amounts disclosed for the assets and liabilities of businesses held for sale relate to the impact of removing the assets and liabilities of the VIA Swiss Companies from the consolidated balance sheet as at December 31, 2004.

The amount of $1.0 million of accumulated other comprehensive loss relate to the impact of removing the foreign currency translation adjustments recorded by the VIA Swiss Companies as at March 31, 2005.

(3)           The increase of cash and cash equivalents of $2.8 million in the A Group Companies Sale is explained by the receipt of the consideration of $9.3 million, less $4.6 million of hold-backs for the deposit already paid by Claranet in connection with the Asset Sale, repayment to Claranet of the amount owed by VIA under the loan facility established on April 30, 2005 and an amount held as a deferred payment and less the amount of cash and cash equivalents held by the subsidiaries included in the A Group Companies Sale on March 31, 2005 of $1.9 million. It has been assumed that the cash and cash equivalents held by these subsidiaries as at March 31, 2005 was transferred to buyer and removed from cash and cash equivalents of the VIA NET.WORKS, Inc.

Amounts disclosed for the other assets and liabilities relate to the impact of removing the assets and liabilities of the subsidiaries included in the A Group Companies Sale from the consolidated balance sheet as at March 31, 2005.

The amount of $9.0 million of accumulated other comprehensive loss relate to the impact of removing the foreign currency translation adjustments recorded by the subsidiaries included in the A Group Companies Sale as at March 31, 2005.

(4)           The increase of cash and cash equivalents of $17.5 million in the B Group Companies Sale is explained by the receipt of the consideration of $17.1 million, in addition to the receipt of the $4.6 million of hold backs deducted from the cash consideration related to the A Group Companies Sale, less the amount of cash and cash equivalents held by the subsidiaries included in the B Group Companies Sale on March 31, 2005 of $4.2 million. It has been assumed that the cash and cash equivalents held by these subsidiaries as at March 31, 2005 was transferred to buyer and removed from cash and cash equivalents of the VIA NET.WORKS, Inc.

Amounts disclosed for the other assets and liabilities relate to the impact of removing the assets and liabilities of the subsidiaries included in the Asset Sale from the consolidated balance sheet as at March 31, 2005.

The amount of $22.7 million of accumulated other comprehensive loss relate to the impact of removing the foreign currency translation adjustments recorded by the subsidiaries included in the Asset Sale as at March 31, 2005.

VIA NET.WORKS, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands of U.S. Dollars, except share and per share data)

	For the three months ended March 31, 2005 (1)	A Group Companies (1)	B Group Companies (2)	Pro Forma statement of operations

Revenue	$24,089	$8,560	$15,507	$22
Operating costs and expenses:
Internet services	12,189	3,796	8,393	—
Selling, general and administrative	19,460	5,274	9,368	4,818
Impairment and restructuring charges	3,453	2,023	684	746
Depreciation and amortization	2,114	590	1,524	—

Total operating costs and expenses	37,216	11,683	19,969	5,564

Operating gain (loss) from continuing operations	(13,127)	(3,123)	(4,462)	(5,542)

Interest income	12	3	5	4
Interest expense	(172)	(12)	(56)	(104)
Other income (expense), net	404	—	(2,791)	3,195
Foreign currency (losses) gains, net	(1,702)	66	(141)	(1,627)

Gain (loss) from continuing operations before minority interest and income taxes	(14,585)	(3,066)	(7,445)	(4,074)
Income tax benefit (expense)	(30)	(24)	73	(79)

Net gain (loss) from continuing operations	$(14,615)	$(3,090)	$(7,372)	$(4,153)

Basic and diluted (loss) gain per share:
Continuing operations	$(0.23)	$(0.05)	$(0.12)	(0.06)

Shares used in computing basic and diluted loss per share	62,624,777	62,624,777	62,624,777	62,624,777

NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2005

(1)           As the VIA Swiss Companies represented a component of an entity as defined by Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company has classified these companies’ operations as a discontinued operation for the three months period ended March 31, 2005. Revenues related to the VIA Swiss Companies were approximately $2.2 million for the three months ended March 31, 2005. The loss, excluding accounting for the sale transaction, related to the VIA Swiss Companies was approximately $24,000 for the three months ended March 31, 2005.

(2)           The A Group Companies Sale agreement provides for certain employees, held by VIA NET.WORKS, Inc. to be transferred to

Claranet at closing. Pro forma adjustments have been made to reflect the transfer of certain employees as if this occurred as of the most recent year end. To reflect the transfer of these employees, $0.1 million for certain employee expenses, have been reclassified from the statement of operations of VIA NET.WORKS, Inc. to the statement of operations for the A Group Companies Sale.

(3)           The B Group Companies Sale provides for certain contracts, employees and assets, held by VIA NET.WORKS, Inc. to be transferred to Claranet at closing. Pro forma adjustments have been made to reflect the transfer of certain assets, contracts and employees as if this occurred as of the most recent year end. To reflect the transfer of these assets, contracts and employees, $0.7 million of depreciation and amortization expenses and $0.3 million and $0.2 million for certain contracts and employee expenses respectively, have been reclassified from the statement of operations of VIA NET.WORKS, Inc. to the statement of operations for the Asset Sale.

VIA NET.WORKS, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands of U.S. Dollars, except share and per share data)

	For the year ended December 31, 2004	VIA Switzerland Sale	A Group Companies	B Group Companies	Pro Forma statement of operations

Revenue	$69,684	$9,345	$28,378	$31,926	$35
Operating costs and expenses:
Internet services	34,451	4,620	12,926	16,905	—
Selling, general and administrative	64,876	3,533	23,017	18,621	19,705
Impairment and restructuring charges	12,247	45	3,210	6,779	2,213
Depreciation and amortization	8,169	559	2,833	4,777	—

Total operating costs and expenses	119,743	8,757	41,986	47,082	21,918

Operating gain (loss) from continuing operations	(50,059)	588	(13,608)	(15,156)	(21,883)

Interest income	506	8	(12)	32	478
Interest expense	(342)	—	(42)	(156)	(144)
Other income (expense), net	431	912	—	(4,939)	4,458
Foreign currency gains, net	5,446	59	10	3,355	2,022

Gain (loss) from continuing operations before minority interest and income taxes	(44,018)	1,567	(13,652)	(16,864)	(15,069)
Income tax benefit (expense)	300	14	218	69	(1)

Net gain (loss) from continuing operations	$(43,718)	$1,581	$(13,434)	$(16,795)	$(15,070)

Basic and diluted (loss) gain per share:
Continuing operations	$(0.70)	$0.02	$(0.22)	$(0.26)	$(0.24)

Shares used in computing basic and diluted loss per share	62,624,777	62,624,777	62,624,777	62,624,777	62,624,777

NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

(1)           The A Group Companies Sale provides for certain employees, held by VIA NET.WORKS, Inc. to be transferred to Claranet at closing. Pro forma adjustments have been made to reflect the transfer of certain employees as if this occurred as of the most recent year end. To reflect the transfer of these employees, $0.2 million of employee expenses, have been reclassified from the statement of operations of VIA NET.WORKS, Inc. to the statement of operations for the Asset Sale.

(2)           The B Group Companies Sale provides for certain contracts, employees and assets, held by VIA NET.WORKS, Inc. to be transferred to Claranet at closing. Pro forma adjustments have been made to reflect the transfer of certain assets, contracts and employees as if this occurred as of the most recent year end. To reflect the transfer of these assets, contracts and employees, $2.6 million of depreciation and amortization expenses and $1.2 million and $0.9 million for certain contracts and employee expenses respectively, have been reclassified from the statement of operations of VIA NET.WORKS, Inc. to the statement of operations for the Asset Sale.

(c) Exhibits.

The Exhibits listed in the accompanying Exhibit Index are filed by reference as part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA NET.WORKS, INC.
(Registrant)

/s/ Matt S. Nydell
Matt S. Nydell Senior Vice President, General Counsel & Secretary

July 15, 2005

Exhibit Index

Exhibit No.	Description

10.1

Sale and Purchase Agreement by and among Via Net.Works, Inc., VIA NET.WORKS Holdco, Inc., VIA NET.WORKS NY Corp, Inc., Claranet Group Limited and Clara.Net Holdings Limited, dated April 30, 2005, as amended on July 12, 2005.

10.2	Facility Agreement for Via Net.Works, Inc., as borrower, with Clara.Net Holdings Limited, acting as lender, dated April 30, 2005, as amended on July 12, 2005.

99.1	Press Release dated July 12, 2005.